Exhibit 5.1
January 8, 2010
Cambium Learning Group, Inc.
1800 Valley View Lane, Suite 400
Dallas, Texas 75234
Re: Registration Statement on Form S-8
Ladies and Gentlemen:
We have acted as counsel to Cambium Learning Group, Inc., a Delaware corporation (the “Company”) in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of an aggregate of 5,000,000 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share, issuable pursuant to the Company’s 2009 Equity Incentive Plan (the “2009 Plan”) as described in the Company’s Registration Statement on Form S-8 (the “Registration Statement”).
In connection with the foregoing, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the 2009 Plan and such corporate records, certificates and other documents and such questions of law as we have considered necessary and appropriate for the purposes of this opinion. In our examination of such documents and records, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing a document.
Upon the basis of such examination, we advise you that, in our opinion, the Shares issuable under the 2009 Plan will be, when issued and sold in accordance with the terms of the 2009 Plan, duly authorized, validly issued, fully paid and non-assessable.
The opinion expressed herein is limited to the General Corporation Law of the State of Delaware as currently in effect, and we do not express any opinion herein concerning the laws of any other jurisdiction.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.
Very truly yours,
/s/ Lowenstein Sandler PC